UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 31, 2019 (January 28, 2019)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9601 McAllister Freeway, Suite 610 San Antonio, Texas 78216 (210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[   ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 24, 2019, Harte Hanks, Inc. (the “Company”) received a plan acceptance letter (the “Acceptance Letter”) from the New York Stock Exchange (the “NYSE”) indicating that the NYSE’s Listings Operations Committee and NYSE Regulation senior management had accepted the Company’s previously submitted business plan to cure its non-compliance with the NYSE’s continued listing requirements.
As the Company previously announced in a press release dated November 2, 2018, the Company received notice (the “Notice”) from the NYSE on October 31, 2018 that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the stockholders’ equity of the Company was less than $50 million. As set forth in the Notice, as of October 26, 2018, the 30-trading day average market capitalization of the Company was approximately $42.9 million and the Company’s last reported stockholders’ deficit as of Sep 30, 2018 was approximately ($18.5) million.
In order to maintain its listing status, the Company submitted a business plan on December 17, 2018 to cure this market capitalization deficiency and return to compliance with the NYSE’s continued listing requirements, focusing on market capitalization appreciation resulting from organizational and operational actions intended to increase the Company’s customer base and enhance its experience, reduce costs, and potentially restructure its balance sheet. As set forth in the Acceptance Letter, the NYSE will continue listing the Company and will perform quarterly reviews for an 18-month period starting October 31, 2018 for compliance with the goals and initiatives outlined in the Company’s business plan. The Company will need to achieve the minimum continued listing standards of either average global market capitalization over a consecutive 30 trading-day period of $50 million or total stockholders’ equity of $50 million at the completion of the 18-month period. Failure to achieve either requirement at the appropriate time will result in the Company’s NYSE trading suspension with application made to the Securities Exchange Commission to delist.
Item 7.01 Regulation FD Disclosure.
In accordance with the NYSE’s rules, the Company issued a press release announcing that the NYSE had accepted the Company’s business plan submission and would continue the listing of the Company on the exchange. A copy of the press release is attached to this Form 8-K as Exhibit 99.1. The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No	Description
99.1	Press Release of Harte Hanks, Inc. dated January 28, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARTE HANKS, INC.
Date: January 31, 2019    By: /s/ Mark Del Priore
Name:     Mark Del Priore

Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Harte Hanks, Inc. dated January 28, 2019.